Exhibit 99.17
EXECUTION VERSION
This AMENDMENT, dated as of July 26, 2010 (this Amendment), is made and entered into by and between
(1) MISYS PLC, a public limited company formed under the laws of England and Wales (Misys), and
(2) ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC., a Delaware corporation (Allscripts), to amend the Framework Agreement, dated as of June 9, 2010, by and between Misys and Allscripts (the Framework Agreement).
WHEREAS the parties hereto, as well as Eclipsys Corporation, a Delaware corporation (Eclipsys), wish to amend the Framework Agreement in certain respects.
NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth herein, the parties agree as follows:
(1)	Section 2.2(a) of the Framework Agreement shall be amended by replacing the number “36,000,000” in the definition of “Minimum Secondary Offering Shares” with the following: “36,000,000 or, if the Emerald Stockholder Approval and the Arsenal Stockholder Approval shall each have been obtained, 25,000,000”.

(2)	The form of Amended and Restated Relationship Agreement attached as Exhibit 12 to the Framework Agreement (the Form Relationship Agreement) shall be amended as follows:
(A)	Section 1.1 of the Form Relationship Agreement shall be amended by adding the following definition immediately prior to the definition of “Coniston Transaction”: “Coniston Closing Percentage means the number of Arsenal Shares held by Manchester and its Subsidiaries immediately after the Coniston Closing expressed as a percentage of the aggregate number of the then issued and outstanding Arsenal Shares.”

(B)	Section 11.1 of the Form Relationship Agreement shall be amended by replacing the phrase “17% of the then issued and outstanding Arsenal Shares” with the phrase “the Coniston Closing Percentage” in each place such phrase occurs.
(3)	Except to the extent expressly set forth in this Amendment, all provisions of the Framework Agreement shall remain in full force and effect. All references to the Framework Agreement contained therein or in any other agreement, document or instrument executed or to be executed in connection with the Framework Agreement shall mean the Framework Agreement as amended hereby.

(4)	The provisions of Section 11 of the Framework Agreement are deemed included herein to the same extent as if expressly set forth in this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

MISYS PLC
By:	/s/ Tom Kilroy
	Name:	Tom Kilroy
	Title:	EVP, General Counsel, Company Secretary

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.
By:	/s/ Lee Shapiro
	Name:	Lee Shapiro
	Title:	President

Acknowledged and Agreed: ECLIPSYS CORPORATION
By:	/s/ Philip M. Pead
	Name:	Philip M. Pead
	Title:	President & CEO